UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2020

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 31, 2020, CytoDyn Inc. (the “Company”), issued in private placements to accredited investors an aggregate of 7,570 shares of its newly authorized Series D Convertible Preferred Stock, par value $0.001 per share, with an initial stated value of $1,000 per share (the “Series D Preferred Stock”), together with warrants to purchase an aggregate of up to 3,785,000 shares of its common stock, par value $0.001 per share (“Common Stock”), with an initial exercise price of $1.00 per share (the “Series D Warrants”) for aggregate gross proceeds to the Company of approximately $7,570,000 million (the “Series D Offering”).

The shares of Series D Preferred Stock are convertible into shares of Common Stock at an initial conversion price of $0.80 per share (the “Conversion Price”) and will carry dividends at a rate of 10% per annum (subject to adjustment as provided in the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series D Convertible Preferred Stock (the “Series D Certificate of Designation”)) and have the preferences, rights and limitations set forth in the Series D Certificate of Designation. The Series D Warrants have a five-year term and are immediately exercisable. Pursuant to the subscription agreements entered into with each of the investors (the “Subscription Agreements”), the Company has agreed to use commercially reasonable efforts to prepare and file with the United States Securities and Exchange Commission within 120 days following the closing of the Series D Offering, but not later than April 30, 2020, a registration statement under the Securities Act of 1933, as amended, covering the resale of all of the Common Stock issuable to the investors upon the conversion of the Series D Preferred Stock and the exercise of the Series D Warrants.

The representations, warranties and covenants contained in the Subscription Agreements were made solely for the benefit of the parties to the Subscription Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Subscription Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the forms of the Subscription Agreements are included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The shares of Series D Preferred Stock and the Series D Warrants were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. Each investor has represented that it is an accredited investor, as defined in Regulation D, and has acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

The forms of the Series D Warrant and the Subscription Agreement are attached hereto as Exhibit 4.1 and Exhibit 10.1, respectively. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 with respect to the Series D Preferred Stock and the Series D Warrants is incorporated into this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure in Item 5.03 with respect to the Certificate of Amendment and the Series D Certificate of Designation is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2020, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company approved the award of performance shares to certain of its directors and executive officers outside of the Company’s 2012 Equity Incentive Plan, which awards will vest and be settled in shares of Common Stock of the Company if the Company achieves breakthrough designation within 6 months of the award date and if certain other requirements have been met.

In connection with the foregoing, the following awards were approved by the Compensation Committee: (i) Scott A. Kelly, M.D., Chairman of the Board, was approved 2,500,000 performance shares; (ii) David Welch, Ph.D., Director, was approved 1,500,000 performance shares; (iii) Jordan G. Naydenov, Director, was approved 1,500,000 performance shares; (iv) Nader Pourhassan, Ph.D., Chief Executive Officer and a member of the Board, was approved 6,000,000 performance shares; and (ii) Craig S. Eastwood, Chief Financial Officer, was approved 150,000 performance shares.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2020, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series C Convertible Preferred Stock with the Secretary of State of the State of Delaware to decrease the authorized number of shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), that may be issued from 20,000 to 8,203. The Certificate of Amendment was approved by the Company’s Board of Directors and a majority in interest of the outstanding shares of Series C Preferred Stock. No approval of the holders of the Company’s Common Stock was required to effectuate the amendment. Other than the amendment described above, the terms of the Series C Preferred Stock remain the same.

On January 28, 2020, the Company filed the Series D Certificate of Designation with the Secretary of State of the State of Delaware. The Series D Certificate of Designation was approved by the Company’s Board of Directors and provides for the issuance of up to 11,737 shares of Series D Preferred Stock.

The Series D Certificate of Designation provides, among other things, that holders of Series D Preferred Stock are entitled to receive cumulative dividends at the rate of 10% per share per annum of the stated value of the Series D Preferred Stock, to be paid, at the option of the holder, in cash or with restricted shares of Common Stock, at the rate of $0.50 per share . The stated value per share for the Series D Preferred Stock is $1,000 (the “Stated Value”). Dividends on the Series D Preferred Stock are mandatory and cumulative. The Series D Preferred Stock is not subject to any sinking fund provisions and does not have redemption rights.

In the event of any liquidation, dissolution or winding up of the Company, holders of the Series D Preferred Stock will be entitled, on a pari passu basis with holders of the Series C Preferred Stock, but before any distributions are made in respect of the Company’s Series B Preferred Stock or Common Stock, to be paid an amount per share equal to the Stated Value and the amount of any accrued and unpaid dividends.

If the Company effects certain transactions at any time while the Series D Preferred Stock is outstanding, including any reorganization, merger or sale of the Company or substantially all of its assets (each a “Fundamental Transaction”), a holder of the Series D Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration that it would have been entitled to receive if it held the number of shares of Common Stock then issuable to such holder upon the conversion in full of its Series D Preferred Stock immediately prior to the Fundamental Transaction.

Each share of Series D Preferred Stock is convertible at any time at the holder’s option into that number of fully paid and nonassessable shares of Common Stock determined by dividing the Stated Value by the Conversion Price (subject to adjustment as set forth in the Series D Certificate of Designation). No fractional shares will be issued upon the conversion of the Series D Preferred Stock.

Except as otherwise provided in the Series D Certificate of Designation or as otherwise required by law, the Series D Preferred Stock has no voting rights.

The Certificate of Amendment and the Series D Certificate of Designation are included herewith as Exhibit 3.1 and Exhibit 3.2, respectively. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Designation of the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-3 filed with the SEC on January 31, 2020).

3.2	Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-3 filed with the SEC on January 31, 2020).

4.1	Form of Series D Warrant Agreement.

10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

February 3, 2020	By:	/s/ Craig Eastwood
	Name:	Craig Eastwood
	Title:	Chief Financial Officer